SECURITIES AND EXCHANGE COMMISSION
                        Washington, D.C.  20549


                              FORM 8-K


                         CURRENT REPORT
                PURSUANT TO SECTION 13 OR 15(D) OF THE
                    SECURITIES EXCHANGE ACT OF 1934


    Date of Report (Date of Earliest Event Reported): March 1, 2000


                          EnSurge, Inc.
                 [Formerly, iSHOPPER.COM, INC.]
        (Exact name of registrant as specified in this Charter)



           Nevada                  033-03275-D            87-0431533
 ---------------------------  -----------------------  -----------------
 State or other jurisdiction  (Commission File Number)   (IRS Employer
     of incorporation)                                 Identification No.)


                     435 West Universal
                         Sandy, Utah                     84070
             ----------------------------------------------------
             (Address of principal executive offices)  (Zip Code)



  Registrant's Telephone Number, Including Area Code:  (801) 601-2765



Item 4   Changes in Registrant's Certifying Accountant

On March 1, 2000, the Board of Directors of enSurge, Inc. retained Hansen, Barnett and Maxwell, independent certified public accountants, to review our interim financial statements beginning with our March 31, 2000 interim financial statements and to audit our annual financial statements beginning with our December 31, 2000 annual financial statements. We did not consult with Hansen, Barnett & Maxwell regarding the application of accounting principles or any other matter prior to retaining them.

Also on March 1, 2000, the Board of Directors dismissed the firm of Crouch, Bierwolf & Chisholm ("Crouch")as independent auditors for enSurge, Inc. Crouch had previously audited our financial statements for the years ended December 31, 1999 and 1998. Crouch's audit report dated March 28, 2000 for their audit of our financial statements as of December 31, 1999 and 1998 and for the years then ended was an unqualified opinion with an explanatory paragraph regarding the uncertainty of our ability to continue as a going concern. There were no disagreements with Crouch on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure during the two most recent years and the subsequent interim period, which, if not resolved to the former auditors' satisfaction, would have caused them to make reference to the subject matter of the disagreement(s) in connection with their report. We have authorized Crouch to respond fully to any inquiries concerning the statements made herein, we have provided Crouch a copy of these statements and have requested that Crouch furnish a letter stating whether they agree with these statements. The letter from Crouch is attached hereto.


                        SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date:   May 15, 2001                /s/   Scott R. Hosking
                                   ---------------------------------
                                   EnSurge, Inc.
                                   Scott R. Hosking, President & CEO

                         CROUCH, BIERWOLF & CHISHOLM



May 15, 2001


Securities and Exchange Commission
Washington, DC

Gentlemen:

We have been furnished with a copy of the response to Item 4 of the Form 8-K for the event that occurred on March 1, 2000 filed by our former client, EnSurge, Inc. We agree with the statements made in response to that item insofar as they relate to our firm.

Sincerely,



/s/ Crouch, Bierwolf & Chisholm

May 15, 2001